     As filed with the Securities and Exchange Commission on April 23, 2001
                                                      Registration No. 333-53978


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                ---------------
                                Amendment No. 4

                                       to


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                 ---------------

                           CHAMPION ENTERPRISES, INC.
             (Exact name of Registrant as specified in its charter)

               Michigan                                 38-2743168
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                      Identification No.)

                          2701 Cambridge Ct., Suite 300
                          Auburn Hills, Michigan 48326
                                 (248) 340-9090
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                           John J. Collins, Jr., Esq.
              Senior Vice President, General Counsel and Secretary
                           Champion Enterprises, Inc.
                          2701 Cambridge Ct., Suite 300
                          Auburn Hills, Michigan 48326
                                 (248) 340-9090
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 ---------------
                                    copy to:

                            D. Richard McDonald, Esq.
                               Dykema Gossett PLLC
                        39577 Woodward Avenue, Suite 300
                           Bloomfield Hills, MI 48304

 Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or investment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
    1933, other than securities offered only in connection with dividend or reinvestment plans, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

 If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                 ---------------


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                  -------------

                                   PROSPECTUS

                           CHAMPION ENTERPRISES, INC.
                               1,000,000 SHARES OF
                           COMMON STOCK, $1 PAR VALUE
                 AND 1,000,000 OPTIONS TO PURCHASE COMMON STOCK

         This prospectus offers 1,000,000 shares of common stock of Champion Enterprises, Inc. that may be issued upon the exercise of 1,000,000 options granted under our Salesperson Retention Plan. This prospectus also offers the 1,000,000 options that may be granted under our Salesperson Retention Plan. No underwriters are involved in any sale of stock under this prospectus.

         Our common stock is traded on the New York, Chicago and Pacific Stock Exchanges under the trading symbol "CHB."

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           ---------------------------


                 The date of this Prospectus is April 27, 2001


         NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CHAMPION ENTERPRISES, INC. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE UNDER THIS PROSPECTUS SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CHAMPION SINCE THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE ANY OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                TABLE OF CONTENTS

ABOUT THIS PROSPECTUS . . . . . . .  . . . . . . . . . . . . . . . . . . . . .2
WHERE YOU CAN FIND MORE INFORMATION . . . . . . . . . . . . . . . . . . . . . 2
USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
CAUTIONARY STATEMENT CONCERNING
         FORWARD-LOOKING STATEMENTS . . . . . . . . . .  . . . . . . . . . . .3
CHAMPION ENTERPRISES, INC. . . . . . . . . . . . . . . . . . . . . . . . . . .4
DESCRIPTION OF CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . . . . .4
PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . .  . . . . . . . . . . 5
DESCRIPTION OF THE PLAN . . . . . . . . . . . . . . . . .. . . . . . . . . . .5
LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7



                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. This prospectus provides you with a general description of the securities we may offer. As part of an effort to retain salespersons at our retailers, we have adopted a Salesperson Retention Plan. Through this Plan, salespersons may be granted options to receive stock at a later date.
                       WHERE YOU CAN FIND MORE INFORMATION

         Champion Enterprises, Inc. files reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information concerning Champion can be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Champion. Champion's common stock is listed on the New York Stock Exchange, the Chicago Stock Exchange, and the Pacific Stock Exchange under the trading symbol "CHB." These reports, proxy statements, and other information are also available for inspection at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104

         This prospectus is part of a registration statement filed with the SEC by Champion. The full registration statement can be obtained from the SEC as indicated above, or from Champion.

         The SEC allows Champion to "incorporate by reference" the information it files with the SEC. This permits Champion to disclose important information to you by referencing these filed documents. Any information referenced in this way is considered part of this prospectus, and any information filed with the SEC subsequent to this prospectus will automatically update and supersede this information. Champion incorporates by reference the documents listed below which have been filed with the SEC:

         -      Annual Report on Form 10-K for the year ended December 30, 2000;


         -      Current Reports on Form 8-K filed March 20, 2001 and April 18,
                2001


         Champion incorporates by reference any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 from the date of this prospectus until the termination of the offering of the securities covered by this prospectus.

         Any statement contained in a document incorporated by reference in this registration statement will be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this registration statement or in any subsequently filed document that is incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded will not, except as so modified or superseded, constitute a part of this prospectus.

         Champion will provide without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference in this prospectus, other than exhibits which are specifically incorporated by reference into such documents. Requests should be directed to John J. Collins, Jr., Senior Vice President, General Counsel and Secretary at our principal executive offices, located at 2701 Cambridge Ct., Suite 300, Auburn Hills, Michigan 48326 (telephone number: (248) 340-9090).

                                 USE OF PROCEEDS

         This offering of common stock is made for the purpose of providing additional incentive to participants in our Salesperson Retention Plan to remain with their current employer. We will not receive any proceeds from the offering of Common Stock.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS


         Some statements incorporated by reference in this document constitute forward-looking statements as such term is defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements are subject to certain factors that could cause actual results to differ materially from those projected in the forward-looking statements. These factors are discussed in and are incorporated by reference to our most recently filed Form 10-K for the fiscal year ended December 30, 2000 under the section entitled "Forward Looking Statements" on pages 7 through 12.

                           CHAMPION ENTERPRISES, INC.

         Champion Enterprises, Inc. is the world's largest homebuilder, with 51 manufacturing facilities in 17 states and two Canadian provinces. Since the company was founded in 1953, we have built more than 1.4 million homes. The homes are constructed in a quality-controlled environment at our off-site manufacturing facilities, sold through our national retailer network, then transported to the home site.



         We are also one of the industry's leading retailers, operating 230 retail housing centers in 29 states. In addition, our homes are sold through over 1,000 independent retail locations that have joined our Alliance of Champions marketing program.


         Through HomePride Finance Corp., our finance business, we provide retailers with access to consumer credit at competitive rates by consolidating significant loan origination volume. Champion Development Corp., our development arm, is one of the nation's leading manufactured housing community developers, with investments in 14 communities in 7 states.

         Champion has approximately 15,000 employees. Our principal executive offices are located at 2701 Cambridge Court, Suite 300, Auburn Hills, Michigan 48326. Our telephone number is (248) 340-9090. Our web site is www.championhomes.net. The information contained on our web site is not incorporated by reference in this prospectus.

                          DESCRIPTION OF CAPITAL STOCK

         Our authorized capital stock is 120,000,000 shares of common stock, $1.00 par value, and 5,000,000 shares of preferred stock, no par value. At February 28, 2001, 47,406,706 shares of common stock and no shares of preferred stock were outstanding. In addition to the summary of our common stock that follows, we encourage you to review our articles of incorporation and bylaws, which we have filed with the SEC.

COMMON STOCK

         Holders of our common stock are entitled to one vote for each share held of record on all matters on which shareholders are generally entitled to vote. The vote of the holders of a majority of the stock represented at a meeting at which a quorum is present is generally required to take shareholder action, unless a greater vote is required by law. Directors are elected by a plurality of the votes cast at any election and there is no cumulative voting of shares.

         Holders of common stock have no preemptive rights. Subject to the applicable laws and the rights of the holders of the preferred stock, holders of commons stock are entitled to such dividends as may be declared by our board of directors. The common stock is not entitled to any sinking fund, redemption or conversion provisions. Upon our dissolution, liquidation or winding up, the holders of our common stock are entitled to share ratably in our net assets remaining after the payment of all creditors and liquidation preferences of preferred stock. The outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.


                              PLAN OF DISTRIBUTION

         We are offering 1,000,000 options to purchase shares of common stock and 1,000,000 shares of common stock that will be issued upon the exercise of options granted to participants in our Salesperson Retention Plan. Persons eligible to participate in the plan are employee and non-employee salespersons at Champion-owned retail housing centers and at independent retailers who are among our Champion Home Center retailers, provided each participant has been a salesperson for his or her current employer for at least six months. Participants will be selected by our chief executive officer, or such other person as the chief executive officer may designate. These selections will be made without the necessity of any action on the part of the participant.

         As long as the participant meets the requirements of the plan as described below, shares of common stock will automatically vest to such participant as of the third anniversary of the first day of the plan year in which the respective options were granted. The shares will be automatically issued to the participant without any action on his or her part. The consideration for the options and for the issuance of the shares will be the length of time that the participant has remained with his/her current employer.

                             DESCRIPTION OF THE PLAN

         The description of the plan in this prospectus is merely a summary of the plan although it contains all material aspects of the plan. For a full description of the plan, please review the full text of the plan which has been provided to you.

         Each plan year will run from January 1 through December 31. The plan will continue until terminated at our discretion. Our chief executive officer will decide which participants will receive shares and how many shares are granted to each participant. Prior to the end of the first quarter of each plan year, our chief executive officer will grant all options to participants for that plan year. Prior to the end of the first quarter of any given year, each participant will be informed of the number of options that were granted to such participant that year. Each participant may be granted up to 100 options in any plan year or such greater amount as determined by the chief executive officer. In order for the options to vest and for the participant to be issued a stock certificate,

         - the participant must remain with his/her current employer until the third anniversary of the first day of the plan year in which options were granted; and

         - the participant's employer must be a Champion Home Centers Retailer at the time the options vest.

         If the participant leaves his/her employ for any reason at any time prior to the expiration of the three-year vesting period, the right to receive the shares will be forfeited automatically and no rights whatsoever accompanying stock ownership will ever be conferred upon the participant. Once the options vest, we will forward to the participant a stock certificate for the vested shares. Each option will entitle the participant to one share of common stock upon vesting of the option.

         After each plan year, we may forward to each participant a statement outlining such participant's "account". The statement will specify the number of options issued to the participant and the date upon which the options will vest to the participant. Unless and until the common stock vests, the participant has only received options to receive stock in the future subject to certain conditions. However, should the participant continue with his/her employment throughout the three-year vesting period and the other conditions are met, the option will automatically be exercised on December 31st of the plan year in which such options vest.

         The shares of common stock will be automatically issued to the participant without the necessity of any action on the part of the participant. The consideration for the options and for the issuance of shares will be the length of time that the participant has remained with his/her current employer. Any share certificates will be automatically mailed to the participant during the quarter following the end of the plan year in which such options vest.

         We will keep all information about the participant including such participant's name, address and social security number. Because grants are automatic, the participant and the participant's employer must keep his/her information current with us.. The employer and the participant must forward this information, along with any changes in employment status, to us whenever such information changes, or upon request. Shares will be issued in the name of the participant and according to the other information that we have on file, and we will not be responsible for any damages relative to any errors in this information.

         We may amend the plan at any time, and we may terminate the Plan at any time, but no amendment or modification of the plan will in any manner adversely affect any options already granted under the plan without the consent of the participant holding such option. Amendments to the plan announced by us from time to time will become effective at such times as we determine. Each participant will receive a new copy of the plan whenever it is amended. Termination of the plan will not affect the rights of holders of any unvested or vested shares.

         Our Board of Directors will administer the plan. The Board will interpret the plan, prescribe, amend, and rescind rules and regulations relating to the plan, and make all other determinations concerning the plan's administration. The decision of the Board on any question concerning the interpretation of the plan or any option granted under the plan will be final and binding. No member of the Board will be liable for any action or determination made in good faith with respect to the plan or any grant under the plan. The Board has delegated authority to our chief executive officer to administer the plan on behalf of the Board. Occasionally, the Board may provide terms for and place limitations on the chief executive officer's administration of the plan. The chief executive officer, or the his or her designee, will keep records, send statements of account activity to participants and perform clerical and ministerial duties related to the plan.

                                  LEGAL MATTERS

         Legal matters relating to the validity of the securities being offered by this prospectus have been passed upon for Champion by Dykema Gossett PLLC, Bloomfield Hills, Michigan.
                                     EXPERTS

         The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 30, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers, LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following statement sets forth the estimated amounts of expenses to be borne by the Company in connection with the distribution of the Common Stock offered hereby:

         Securities and Exchange Commission Registration Fee.............................       $ 1,352.50
         Accounting Fees and Expenses....................................................    *    1,000.00
         Legal Fees and Expenses.........................................................    *    2,000.00
         Miscellaneous Expenses..........................................................    *    1,000.00
                                                                                                 ----------
         Total Expenses..................................................................       $ 5,352.50
                                                                                                 ==========

         ------------------
         * Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company is organized under the Michigan Business Corporation Act (the "MBCA") which, in general, empowers Michigan corporations to indemnify a person who is a party or threatened to be made a party to any civil, criminal, administrative or investigative action, suit or proceeding (other than actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or of another enterprise at such corporation's request, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, in the case of a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If a person is successful in defending against a derivative action or third-party action, the MBCA requires that a Michigan corporation indemnify the person against expenses incurred in the action.

         The MBCA also empowers Michigan corporations to provide similar indemnity against amounts paid in settlement and expenses actually and reasonably incurred by such a person in actions or suits by or in the right of the corporation except in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation, unless and only to the extent that a court determines that, despite the adjudication of the liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity.

         The Company's bylaws generally require the Company to indemnify its directors and officers to the fullest extent permissible under Michigan law, require the advancement and reimbursement of expenses under certain circumstances and establish a procedure for determination of when indemnification is proper.

         The MBCA permits Michigan corporations to limit the personal liability of directors for a breach of their fiduciary duty. The Company's Articles of Incorporation, which limit liability to the maximum extent permitted by law, provide that a director of the Company will not be personally liable to the Company or its shareholders for monetary damages for breach of the director's fiduciary duty. However, the MBCA and the Articles of Incorporation do not eliminate or limit the liability of a director for any of the following: (i) a breach of the director's duty of loyalty to the Company or its shareholders;
(ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) declaration of an unlawful dividend, stock purchase or redemption; (iv) a transaction from which the director derives an improper personal benefit; and (v) an act or omission occurring prior to the date when the provision becomes effective. As a result of the inclusion of such a provision, shareholders of the Company may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions.

         Under an insurance policy maintained by the Company, the directors and officers of the Company are insured, within the limits and subject to the limitations of the policy, against certain expenses and liabilities incurred in connection with the defense of certain claims, actions, suits or proceedings which may be brought against them by reason of being or having been directors or officers. In addition, a certain registration rights agreement to which the Company is a party provides that the Company will indemnify, to the extent permitted by law, each holder of "registrable securities" (as defined in such agreement) against all losses, claims, damages, liabilities and expenses caused by misstatements or omissions in any registration statement, prospectus or preliminary prospectus, except insofar as such misstatements are caused by or contained in information furnished to the Company by such holders.

ITEM 16. EXHIBITS
                  A list of exhibits included as part of this Registration Statement is set forth below.

5        Opinion of Dykema Gossett PLLC

23(a)    Consent of PricewaterhouseCoopers LLP *

23(b)    Consent of Dykema Gossett PLLC (contained in their opinion filed as Exhibit 5)

24(a)    Power of Attorney (set forth on signature page) *

99(a)    Salesperson Retention Plan *

* Previously filed as Exhibit to our Registration Statement on Form S-3 filed January 19, 2001

ITEM 17. UNDERTAKINGS

         1. The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         2. The undersigned registrant hereby undertakes: (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and (c) to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

         3. The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         4. The undersigned registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         5. The undersigned registrant hereby undertakes that (a) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective and (b) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, Champion Enterprises, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Auburn Hills, in the State of Michigan on April 23, 2001.


                                                CHAMPION ENTERPRISES, INC.



                                                By      *
                                                  ------------------------------
                                                  Name: Walter R. Young
                                                  Title: President and Chief
                                                  Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on April 23, 2001.



*                                               Chairman of the Board of
-------------------------------------           Directors, President and Chief
Walter R. Young                                 Executive Officer (Principal
                                                Executive Officer)


*                                               Executive Vice President and
-------------------------------------           Chief Financial Officer
Anthony S. Cleberg                              (Principal Financial Officer)



*                                               Vice President and Controller
-------------------------------------           (Principal Accounting Officer)
Richard Hevelhorst



*                                               Director
-------------------------------------
Robert W. Anestis


*                                               Director
-------------------------------------
Selwyn Isakow


*                                               Director
-------------------------------------
Ellen R. Levine

*                                               Director
-------------------------------------
Brian D. Jellison


*                                               Director
-------------------------------------
George R. Mrkonic


*                                               Director
-------------------------------------
Carl L. Valdiserri


*By:/s/ JOHN J.COLLINS, JR.
    -----------------------
       Attorney-in-fact

                                 EXHIBIT INDEX

Exhibit No.                Description of Exhibits                                      Page No.
-----------                -----------------------                                      --------
5                          Opinion of Dykema Gossett PLLC

23(a)                      Consent of PricewaterhouseCoopers LLP*

23(b)                      Consent of Dykema Gossett PLLC
                           (included in Exhibit 5)

24(a)                      Power of Attorney (set forth on signature page)*

99(a)                      Salesperson Retention Plan*

* Previously filed as Exhibit to our Registration Statement on Form S-3 filed
January 19, 2001
















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